[Portions have been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the Registrant's request for confidential treatment.]

CUSTOM SALES AGREEMENT
BASE AGREEMENT

Custom Sales Agreement No. X0718
Integrated Device Technology, Inc.
International Business Machines Corporation
281 Winters Street Waltham, MA 02254

Agreement No.  X0718


Customer:  Integrated Device Technology, Inc.
           2975 Stender Way
           Santa Clara, CA  95054

This Custom Sales Agreement, which consists of this Base Agreement and Statement of Work Attachments, shall be referred to as the "Agreement". The term of this Agreement commences on January 19, 1998 and expires on January 31, 2001.

By signing below, the parties each agree to be bound by the terms and conditions of this Agreement and the initial Statement of Work, Attachment No. 1, and no additional signature on the initial Statement of Work is required. Subsequent Statement of Work Attachments under this Agreement must be signed by the parties to become effective.

Upon signature by both parties, it is agreed this Agreement constitutes the complete and exclusive agreement between them superseding any prior agreements, written or oral, relating to the subject matter notwithstanding anything contained in any document issued by either party. Purchase orders may not vary the terms of this Agreement. Additional, different and/or conflicting terms and conditions on a purchase order shall be of no effect unless mutually agreed to in writing. This Agreement may not be amended or modified except by a written amendment signed by both parties.

The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item which is not physically attached to the Agreement and any such item will be treated as if attached.

Accepted and Agreed To:

Integrated Device Technology, Inc. International Business Machines Corporation
By:__________________________       By:_______________________________
Name: Len Perham                    Name:  Peter Hansen
Title:  CEO and President           Title: V. P. of North American Sales
Date:_________________________      Date:______________________________


1.0 DEFINITIONS

Capitalized terms in this Agreement have the following meanings. An Attachment may define additional terms; however, those terms apply only to that Attachment.

1.1 "Item" shall mean any part, specification, design, document, report, data or the like which Customer delivers to IBM under this Agreement.

1.2 "Product" shall mean production units to be sold or purchased under this Agreement. Products shall not include Prototypes.

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

1.3 "Prototype" shall mean a preliminary version of a Product which may or may not be functional, is intended for internal use and testing and not for resale, and is not suitable for production in commercial quantities.

1.4 "Purchase Order Lead Time" shall mean the required minimum amount of time between IBM's receipt of the purchase order issued by Customer and the requested shipment date necessary to accommodate manufacturing cycle time.

1.5 "Related Company" of a party hereunder shall mean a corporation, company or other entity which controls or is controlled by such party or by another Related Company of such party, where control means ownership or control, direct or indirect, of more than fifty (50) percent of: (i) the outstanding voting shares or securities (representing the right to vote for the election of directors or managing authority), or (ii) the ownership interests representing the right to make decisions for such a corporation, company or other entity (as the case may be in partnership, joint venture or unincorporated association having no outstanding shares or securities). However, any such corporation, company or other entity shall be deemed to be a Related Company of such party only so long as such ownership or control exists.

1.6 "Service" shall mean any manufacturing activity or design, or engineering work IBM performs.

1.7 "Shipment Date" shall mean IBM's estimated date of shipment.

2.0 AGREEMENT STRUCTURE

2.1 This Agreement consists of: (i) the Base Agreement which defines the basic terms and conditions of the relationship between the parties; and (ii) Attachments which specify the details of a specific work task. An Attachment may include additional or differing terms and conditions, however such terms and conditions apply only to that Attachment. Attachments also include any specification documents agreed to by the parties applicable to the specific work under that Attachment.

2.2 If there is a conflict among the terms and conditions of the various documents, Attachment terms and conditions govern.

2.3 Purchase orders will be used to convey information only and any terms and conditions on those are void and replaced by this Agreement.

2.4 Either party may include its Related Companies under this Agreement by written agreement with the other party.

3.0 ORDER AND DELIVERY

3.1 Customer shall order Products and Services by issuing written purchase orders, which are subject to acceptance by IBM. Purchase orders for Products must be received by IBM in advance, with at least the Purchase Order Lead Time specified in the applicable Attachment.

3.2 Products will be shipped to Customer FOB plant of manufacture, except for Products shipped outside the United States which will be shipped EXWORKS (as defined in ICC INCOTERMS).

3.3 Title to the Products and risk of loss shall pass to the Customer upon delivery to the carrier for shipment to the Customer.

4.0 CANCELLATION AND RESCHEDULING

4.1 If IBM's supply of the Product and/or Services ordered hereunder becomes constrained, IBM will reduce the quantities of Products and/or Services to be supplied to the Customer in proportion to the reduction in quantities of products and/or services of the same technology or utilizing the same manufacturing process to be supplied to satisfy others. Receipt of such allocated supply and later delivery of all undelivered ordered quantities shall constitute Customer's exclusive remedy in the event of such a supply constraint.

4.2 Customer may cancel or reschedule an order for Products and/or Services only upon prior written notice to IBM. In the event of a cancellation or reschedule which exceeds the rescheduling rights set forth in an applicable Attachment, Customer shall pay the quoted price for Products and/or Services delivered or tendered and refused and the cancellation charges for binding portions of Customer's forecast and any cancelled work-in-progress as set forth in the applicable Attachment.

4.3 Customer agrees that if Customer decreases the total quantity of an order that has a unit price based on an agreed to quantity Customer will pay an applicable higher unit price for new shipments.

5.0 PAYMENT

5.1 Prices for Products and Services shall be as set forth in an applicable Attachment. IBM shall invoice Customer after the Products have been shipped or the Services provided. Payment by the Customer will be due within thirty (30) days from the date of invoice. Late payment of invoices will be assessed a charge equal to the lesser of one percent (1.0%) per month or the statutorily maximum rate of interest in accordance with the laws of the State of New York. In addition, if Customer's account balance exceeds its credit limit with IBM, or becomes delinquent, IBM may stop shipments to Customer or ship to Customer on a prepaid basis until the account is current again.

6.0 TERMINATION

6.1 If either party materially breaches a term of this Base Agreement or an Attachment, the other party may, at its option, terminate this Agreement or any or all Attachments provided the party in breach is given written notice and fails to cure such breach within 30 days or immediately in the event of (i) insolvency, dissolution or liquidation by or against either party, (ii) any assignment of either party's assets for the benefit of creditors, (iii) any act or omission of an act by a party demonstrating its inability to pay debts generally as they become due, or (iv) if IBM has a reasonable basis to believe any of the Items infringe intellectual property rights. In addition, IBM may terminate this Agreement upon twelve (12) months prior written notice if Customer transfers all or substantially all of its business assets to a third party.

6.2 If IBM terminates this Agreement or an Attachment, IBM shall be entitled to treat any or all applicable outstanding purchase orders as if cancelled by Customer and Customer shall pay the quoted price applicable for any affected Products and/or Services delivered or tendered and refused, and the cancellation charges for binding portions of Customer's forecast and any cancelled work-in-progress as set forth in the applicable Attachment or Attachments. Monies owing IBM shall become immediately due and payable.

6.3 If Customer terminates this Agreement or an Attachment, IBM will fill all applicable previously accepted purchase orders for Products, but IBM shall not be obligated to accept further applicable purchase orders after receiving notice.

6.4 This Base Agreement will continue after its termination or expiration with respect to any Attachments already in place until they expire, are terminated or completed. Provided that no monies are due IBM, applicable Items shall be disposed of as directed by Customer in writing at Customer's expense after a termination or expiration.

7.0 CONFIDENTIAL INFORMATION

7.1 With the exception of prices and quantities of Products and/or Services hereunder, no information exchanged between the parties shall be considered confidential and/or proprietary to either party, or to any third party except as may be specified pursuant to Section 7.2 below.

7.2 In the event IBM or Customer needs to disclose specific confidential information to the other in order for IBM to furnish Products and/or Services hereunder, such information shall be disclosed only pursuant to the terms of a confidential information exchange agreement executed by the parties.

8.0 LICENSE

8.1 No license, immunity or other right is granted herein by one party to the other whether directly or by implication, estoppel or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret or other intellectual property right to such party, with the exception of Customer's right to use or resell any Product sold by IBM to Customer pursuant to this Agreement and with the further exception that IBM shall have all rights and licenses necessary to manufacture Products and Prototypes for Customer and to provide Services to Customer in accordance with this Agreement.

9.0 TRADEMARK

9.1 Nothing in this Agreement grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in connection with any product, service, promotion, or to make any publication or publicity without prior written approval of the other party or owner.

10.0 INTELLECTUAL PROPERTY AND INDEMNIFICATION

10.1 IBM agrees to indemnify Customer against damages assessed against Customer as a result of a final judgment of a court of competent jurisdiction holding that any Product sold or Service provided by IBM to Customer hereunder infringes a patent or copyright of a third party in any country in which IBM sells or provides similar products or services, up to the amount paid by Customer for Products or Services provided hereunder; PROVIDED THAT Customer (1) promptly notifies IBM, in writing, of the charge of infringement; or (2) allows IBM to control and cooperates with IBM in the defense and any related settlement action; and (3) upon the written request of IBM (a) allows IBM to modify or replace the Product, or (b) returns the Product to IBM for a credit equal to Customer's purchase price for the Product, provided Customer has followed generally accepted accounting principles. Such indemnification does not apply to a claim of infringement involving any Product sold or Service provided by IBM to Customer which has been modified by Customer, used in combination with any product not sold by IBM to Customer, or made, modified or provided by IBM in compliance with Customer's specification(s). Customer agrees to indemnify IBM against all damages and costs resulting from such a claim of infringement. The foregoing states the entire obligation and exclusive remedy of IBM and Customer regarding any claim of patent or copyright infringement relating to any Product sold or Service provided hereunder.

10.2 Customer warrants that it is the originator, rightful owner or licensee of all Items supplied to IBM hereunder and that to the best of Customer's knowledge no part of such Items infringes any intellectual property rights.

11.0 LIMITATION OF LIABILITY

11.1 Neither party shall be entitled to indirect, incidental, consequential or punitive damages, including lost profits based on any breach or default of the other party, including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work, or any other intellectual property.

11.2 Except for nonpayment, no action, regardless of form, arising from this Agreement may be brought by either party more than one (1) year after the cause of action has arisen. IBM's liability for any and all causes of action shall be limited in the aggregate to the greater of: (1) $50,000.00 or (2) the applicable IBM price to Customer for the specific Products and/or Services that caused the damages or that are the subject matter of, or directly related to, the cause of action.

11.3 The limitation of Section 11.2 does not apply to: (1) payments referred to in Section 10.1 and (2) damages for bodily injury (including death) and damage to real property and tangible personal property caused by IBM's negligence.

11.4 Under no circumstances is IBM liable for any of the following: (A) third party claims against Customer for losses or damages other than those in 11.3(1) and (2) above; or (B) loss of, or damage to, Customer's or another parties' records or data; or (C) when the Products and/or Services are used in conjunction with medical devices or nuclear materials.

12.0  WARRANTIES

12.1 IBM warrants all Products delivered hereunder shall conform to the specifications set forth in Part A of the applicable Attachment and shall be free from defects in material and workmanship for a period of one (1) year from the date of shipment unless otherwise stated in an Attachment applicable to such Products. Customer acknowledges that the functionality of Products is contingent on Customer's designs and, therefore, such warranty does not apply to the functionality of Products fabricated under this Agreement. All Prototypes are provided "As Is" without warranty of any kind.

12.2 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USAGE FOR PARTICULAR PURPOSE.

12.3 No course of dealing, course of performance, usage of trade, or description of Product, Prototype or Service shall be deemed to establish a warranty, express or implied.

12.4 If Customer claims that any Products and any incidental Services are nonconforming, Customer shall (1) promptly notify IBM, in writing, of the basis for such nonconformity; (2) follow IBM's instructions for the return of the Products; and (3) return such Products freight collect to IBM's designated facility. If IBM determines the Products are nonconforming, IBM will, at its option, repair or replace the defective Products, or issue a credit or rebate for the purchase price.

12.5 IBM's sole liability and Customer's sole remedy for breach of warranty shall be limited as stated in this Section 12.

13.0 TAXES

13.1 IBM shall bill Customer for all applicable sales, use and gross receipts taxes, unless Customer provides IBM with appropriate exemption certificates.

14.0 NOTICES

14.1 All communications and notices between the parties concerning this Agreement shall be given to the appropriate individual listed in the applicable Attachment and shall be deemed sufficiently made on the date if given by personal service, sent via mail, facsimile or electronic data interchange. Communication by facsimile or electronic data interchange is acceptable as a "writing". The autographs of representatives of the parties, as received by facsimile or electronic data interchange, shall constitute "original" signatures.

15.0 INDEPENDENCE OF ACTION

15.1 Each party agrees that this Agreement will not restrict the right of either party to enter into agreements with other parties for same or similar work, or to make, have made, use, sell, buy, develop, market or otherwise transfer any products or services, now or in the future, so long as confidential information is not disclosed. IBM shall not sell, market or otherwise transfer to any third party any Products using the trademark or trade name of Customer without prior written consent.

16.0 This Section Reserved.

17.0 GENERAL

17.1 Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war or other such cause beyond its reasonable control and without its fault or negligence (excluding labor disputes or payment obligations) provided it promptly notifies the other party.

17.2 The substantive laws of the State of New York govern this Agreement without regard to conflict of law principles. Both parties agree to waive their right to a jury trial in any dispute arising out of this Agreement and agree any action concerning this Agreement shall be brought in a court of competent jurisdiction in the State of New York.

17.3 Neither party may assign its rights (except that IBM may assign its rights for payment) or delegate or subcontract its duties hereunder without the prior written consent of the other party, except that either party may freely assign its rights or delegate or subcontract its duties hereunder if all or substantially all of the assets of the business unit connected with this Agreement are sold or otherwise transferred to a third party.

17.4 No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.

17.5 If any part, term or provision of this Agreement is declared unlawful or unenforceable, by judicial determination or performance, the remainder of this Agreement shall remain in full force and effect.

17.6 Any terms of this Agreement which by their nature extend beyond expiration or termination of this Agreement shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

17.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.8 Each party will comply, at its own expense, with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to export and re-export.
Customer agrees that it is responsible for obtaining required government documents and approvals prior to export and re-export of any commodity, machine, software or technical data.

17.9 The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.


                                 Signature Copy
                                Attachment No. 1
                       Integrated Device Technology, Inc.
Custom Sales Agreement X0718                        IDTSow7.lwp

         Page 1 of Semiconductor Contract Manufacturing Attachment No. 1 Custom Sales Agreement No. X0718

When signed by the parties below, the following Statement of Work shall be incorporated into Custom Sales Agreement No. X0718 as Attachment No. 1 effective on January 19, 1998. Attachments are governed by the terms and conditions of the Base Agreement.

                                Statement of Work
                  CUSTOM SEMICONDUCTOR MANUFACTURING TASK ORDER

Definitions

"Wafer Acceptance Criteria" means the engineering specifications, referenced in Part A of this Statement of Work, which sets forth the technology parameters and physical criteria to which the Product will conform at the time of delivery.

1.0 Scope of Work

1.1 IBM will manufacture photomasks and Products in accordance with Part A of this Statement of Work.

1.2 Subject to the terms and conditions of this Statement of Work, Customer will provide IBM with the Customer's Items and cooperate with IBM to enable IBM to perform foundry services in accordance with this Agreement.

1.3 Customer may, at any time and from time to time, by written notice to IBM, request changes to the part numbers, specifications, or work scope. IBM will submit a written report to Customer setting forth the probable effect, if any, of such requested change on prices, payment or delivery. IBM shall not proceed with any change until authorized in writing by Customer. The parties shall promptly amend this Attachment to incorporate any agreed changes.

1.4 IBM may implement engineering changes required to satisfy governmental standards, protect Product or system integrity, or for environmental, health or safety reasons. Customer will use reasonable efforts to incorporate such changes in Products already shipped by IBM. IBM may implement engineering changes that result in cost reductions to Product with prior approval of Customer, which will not be unreasonably withheld.

2.0 Forecasting

Initial Forecast. Each Attachment shall contain an initial forecast of Customer's anticipated unit production demand requirements for Product(s) for at least the twelve (12) month period immediately following execution of the Attachment. The initial forecast will not become binding on either party until Customer submits the first purchase order for Product pursuant to Section 3 of this Attachment. The first purchase order shall, at a minimum, cover the first four (4) months of the twelve (12) month forecast.

Subsequent Forecasts. Customer shall provide an updated forecast in writing to IBM, on a monthly basis by no later than the fifth (5th) day of each month during the term of the Attachment. Each such forecast will cover at least a rolling twelve (12) month period (not to exceed the term of this Attachment), and will be reviewed for acceptance by IBM. Within ten (10) business days after receipt IBM shall notify Customer with written notice of whether such forecast has been accepted or rejected.

With each updated forecast Customer shall submit a purchase order ( pursuant to Section 3). This purchase order shall be for the quantity of Products forecast for the fourth (4th) month of the rolling forecast (months one (1) through three
(3) having already been committed under purchase order(s) pursuant to previous forecast(s)). Customer agrees that if it does not submit purchase orders for accepted forecasts, as discussed in Section 6 of the Attachment, then Customer shall be subject to the cancellation charges described there. All purchase orders submitted are subject to the terms of Section 4.0 of the Agreement.

IBM will accept purchase orders for months _*_ of any forecast, provided the forecast has been accepted by IBM, the orders are placed in accordance with
Section 3 and the quantities requested are within _*_ the previously accepted forecast for said months or if Customer's orders constitute less than an average of _*_ wafer starts per day averaged over the three (3) previous month(s), IBM will accept purchase orders for quantities up to _*_ of previously forecasted quantities for such month(s).

IBM will accept purchase orders for months _*_ provided the forecast has been accepted by IBM. Customer shall pay no cancellation charge for a decrease in forecasted quantities for months _*_.

3.0 Orders

After the parties have executed an Attachment, Customer will request delivery of Products by issuing written purchase orders to IBM by the fifth (5th) day of each calendar month. As set forth in Section 2, Customer will maintain a minimum of four (4) months rolling purchase orders on IBM and may place purchase order(s) for months five (5) and six (6) of each forecast. Purchase orders are subject to, and IBM will accept and ship against purchase orders that comply with, the terms and conditions of the Agreement and this Attachment, and are

---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

consistent with the most recently accepted forecasts and the most recent Customer credit limit as granted by IBM.

Customer will request delivery of Products by issuing written purchase orders to the IBM ordering location identified in Section 7.0 of this Attachment. Purchase orders shall only specify:

a)  Customer's purchase order number
b)  Customer's tax status - exempt or non-exempt
c)  ship to location - complete address
d)  bill to location - complete address
e)  order from location - complete address
f) NRE Services and/or Product part numbers and quantities being ordered (in increments of the Minimum Order Quantity ("MOQ");
g)  NRE Charges and/or the Product's applicable unit price;
h)  shipping instructions, including preferred carrier.
i)  requested shipment dates
j)  the Agreement Number of this Agreement.
k)  Name of customer contact.

4.0      Customer Product Requirements

4.1      Technology:                CMOS _*_

4.2      Levels of metal:           5

4.3      Special features:          Salicide block
                                    Fuse Blow

4.4      Test time:                 TBD (two pass testing required)

4.5      Package:                   Not applicable

5.0      Delivery

5.1 Product: The Purchase Order Lead Time for the Products and/or Services is nine (9) weeks after receipt of Customer's Purchase Order.

5.2 Prototypes: The lead time will forty-five (45) days after receipt of Customer's Purchase Order or the receipt of the DRC clean GDS II tape, whichever is received later.

6.0 Pricing

Customer agrees to pay the following prices for NRE Services:

6.1 Services
6.1.1 Mask build and  Prototype  delivery                          _*_
        - Design center  technical and
           logistical support
        - Manufacturing  slot and 2 prototype wafer
        - CMOS _*_ design groundrules
        - Processing of the GDSII tape
        - Mask build (_*_ masks)

6.1.2 Wafer Test
        -  _*_                                                     _*_
        -  Cantilever probes                                       _*_
        -  Fuse blow debug                                         _*_

6.1.3 SUBSEQUENT METAL PERSONALIZATION REVISIONS
        -  Engineering charge per revision                         _*_
        -  Per mask charge                                         _*_

6.2   Payment Schedule:

      Subject to credit terms granted to Customer by IBM, NRE services will be invoiced as follows:
        - 50% with purchase  order  placement by Customer
        - 50% on the date of shipment or completion of the NRE service

6.3   Price Quantity Matrix:
6.3.1 Prototype wafer pricing:
        - up to 12 untested wafers                                 _*_ /wafer

6.3.2 Product unit pricing:
        _*_
6.3.3 Wafer test
        _*_
        Test time is TBD, _*_
        Fuse Blow:  _*_/wafer
        Minimum Order quantity: _*_ per shipment
        Minimum Shipment quantity _*_ per shipment


7.0 Cancellation Charges

In accordance with Section 4 of the Base Agreement, the following charges will apply for failure to order against accepted forecasts and any cancelled Customer order or portion thereof. The "Cancellation Charge" referred to below is the percentage to be applied to the prices stated above in Section 5 of this Attachment.

         a) For a purchase order which is more than thirty (30) days, but less than sixty (60) days, from its scheduled shipment date, Customer may request in writing a one-time deferral of the scheduled shipment date not to exceed thirty
(30) days, with no cancellation charge imposed.

         b) If Customer cancels an order or reduces an order or exceeds the foregoing Product shipment rescheduling rights in this Section 6, Customer agrees to pay the Product cancellation charges as described below.

         Canceled or Changed Forecast

---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

         a) If Customer fails to order forecasted quantities of Product for months _*_ of any accepted forecast, as described in Section 2 of the Agreement, Customer will pay _*_ of the wafer price for all Product that was not ordered; however, there shall be no charge for a given month if Customer orders at least _*_ of the forecasted quantities listed in the most recently accepted forecast, for that month.

Canceled or Changed Purchase Orders

         a) If any purchase order is canceled prior to wafer start date, Customer shall pay _*_ of the wafer price,

         b) If any purchase order is canceled after wafer start, Customer shall pay _*_ of wafer price.

8.0 Ordering Location, Ship To / Bill To

IBM Ordering Location:              Ship To:                 Bill To:
         International Business     Per Purchase Order       Per Purchase Order
         Machines Corporation
         1055 Joaquin Rd.
         Mountain View, CA 94043

         Attention:  Michele Young
         Fax:     415-694-3157

9.0 Coordinators/Administrators

Technical Coordinators:

Integrated Device Technology, Inc.                  IBM Microelectronics
Director of Foundry Operations
2975 Stender Way                                    I000 River Street
Santa Clara, California 95054                       Essex Junction, VT 05452

FAX:  408-456-2458                                  FAX: 802-769-6206
Attn:  Gary Kennedy                                 Attn:  Mike Schwartz


Contract Administrators:

Integrated Device Technology, Inc.                  IBM Microelectronics
Director of Foundry Operations
2975 Stender Way                                    I000 River Street
Santa Clara, California 95054                       Essex Junction, VT 05452

FAX:  408-456-2458                                  FAX: 802-769-2441
Attn:  Gary Kennedy                                 Attn:  April Johnson

10. Unique Terms and Conditions

The following terms and conditions are applicable to this Attachment only. Referring to the Base Agreement:

         Not applicable.


Agreed to:                                   Agreed to:

---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

INTERNATIONAL BUSINESS                      INTEGRATED DEVICE TECHNOLOGY, INC.
MACHINES CORPORATION


By:      _________________________          By:   ______________________________
         Authorized Signature                        Authorized Signature

         Peter Hansen                                Len Perham
         V. P. of North American Sales               CEO and President

         Dated:                                      Dated:


Part A

1.0 PRODUCT NAME AND DESCRIPTION:

         Centaur Microprocessor


2.0 PRODUCT SPECIFICATIONS:

         IBM will process the IDT design for the Centaur Microprocessor in the IBM CMOS _*_ technology based on Engineering Specification #08J1973.


3.0 CUSTOMER'S ITEMS:

3.1 Technology:                CMOS _*_

3.2 Levels of metal:           5

3.3 Special features:          Salicide block
                               Fuse Blow

3.4 Test time:                 TBD (_*_ testing required)


4.0 PRODUCT DEMAND FORECAST:

         Wafers

Year: 1998

Month: Jan. Feb. March April May June July Aug. Sept. Oct. Nov. Dec.
        *    *    *     *     *   *    *    *    *     *    *    *
       ---  ---  ---   ---   --- ---  ---  ---  ---   ---  ---  ---

Exhibit A

Wafer Acceptance Criteria (for tested wafers)


1. Nothing in this Exhibit modifies or expands Customer's warranty rights under the Agreement.

---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

2. IBM Products, with the reasonable cooperation of the Customer, will be subject to the following quality standards.

A) Wafer Specifications

a. Wafer Size: IBM will ship 8 inch diameter wafers.

b. Wafer Thickness and Finish: IBM and Customer will agree upon specifications for wafer thickness and back finish.

c. Die Layout: IBM will be responsible for the reticle layout and stepping of the Customer's die, consistent with IBM's normal defect monitoring strategy.

d. Packing:

         1. Tested  wafers:  Tested wafers will be shipped in  containers  using
shipping  methods  approved  by  the  Customer,   which  approval  will  not  be
unreasonably withheld.

         2. Damaged Goods: The Customer will provide feedback on wafers damaged during transit which are related to inadequate packing. IBM will then take reasonable corrective action if the damages were caused by IBM. Customer may return the wafer using IBM's RMA process.

B) Wafer Yields:

a. Circuit limited yield loss is solely the responsibility of the Customer so long as IBM manufactures the Product in accordance with the CMOS _*_ process technology's process parameters as defined by the SPICE decks. b. Minimum
Yields: Wafers with process yields less than _*_ of the wafer target yield will not be shipped, unless agreed to in writing by the Customer.

C) Visual Criteria: The Customer's production Product will meet the IBM's outgoing wafer inspection criteria including wafer warpage, thickness, back finish, passivation integrity, visual defect inspection criteria and packing integrity.

D) Electrical Criteria:

a. Parametrics: Product will be screened via parametric test probe scribe level sample testing. This is consistent with IBM's active Statistical Process Control program for the purposes of controlling and reducing the variability of key device parametrics including voltage thresholds, breakdown voltages, poly lengths and drive currents. For products that require special processing (e.g. split lots), IBM and Customer will reasonably agree in writing, in advance, on the data to be collected.

E) Prototypes:

a. Prototypes and other similar non-production material will be accepted by the Customer and may not meet the quality criteria described herein. Customer may not use this material for production shipments.

F) Documentation:

a. In order to assist in yield, performance and reliability problem solving efforts, wafer lot documentation can be made available to the Customer upon Customer's written request. Documentation that is available includes, a listing of the parametric test probe data, wafer lot ID, device ID, total wafers shipped, wafer thickness, and when applicable, special notices of exception

---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

and/or comment (for example, non-standard processing, non-production status, special instructions, etc.).

G) Test: Electrical test using functional, scan and memory based tests will be done as reasonably mutually agreed between IBM and Customer. The details to be identified after the completion of the first prototype wafers.


---------
  [* Confidential   treatment  has  been   requested  with  respect  to  certain
     information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]